CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 23, 2022, with respect to the financial statements and supplemental information included in the Annual Report of Credit Acceptance Corporation 401(k) Plan and Trust on Form 11-K for the year ended December 31, 2021. We consent to the incorporation by reference of said report in Credit Acceptance Corporation’s previously filed Form S-8 Registration Statements (File No.’s 333-111831 and 333-260660).

/s/ Grant Thornton LLP

Southfield, Michigan
June 23, 2022